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                                                                    EXHIBIT 99.4








                          REGISTRATION RIGHTS AGREEMENT
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                                TABLE OF CONTENTS

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
1.      INTRODUCTION.........................................................................1

2.      REGISTRATION UNDER SECURITIES ACT....................................................1

        2.1    Shelf Registration............................................................1

               (a)    Registration...........................................................1

               (b)    Shares Eligible for Sale...............................................1

               (c)    Notice of Sale.........................................................1

               (d)    Expenses...............................................................2

               (e)    No Underwriters........................................................2

        2.2    Request for Underwritten Offering.............................................2

               (a)    Request................................................................2

               (b)    Selection of Underwriters..............................................2

        2.3    Registration Procedures.......................................................2

               (a)    Procedures.............................................................2

               (b)    Information Concerning Distribution....................................5

               (c)    Other Registration Rights..............................................5

               (d)    Suspension of Effectiveness of Registration Statement..................5

        2.4    Indemnification and Contribution..............................................5

               (a)    Indemnification by PacifiCare..........................................5

               (b)    Indemnification by UniHealth...........................................6

               (c)    Notices of Claims, etc.................................................7

               (d)    Contribution...........................................................7

               (e)    Other Indemnification and Contribution.................................8

               (f)    Payments...............................................................8

3.      GENERAL..............................................................................8

        3.1    Amendments and Waivers........................................................8

        3.2    Notices.......................................................................8

        3.3    Certain Definitions...........................................................9

        3.4    Miscellaneous................................................................10

        3.5    Arbitration..................................................................10
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                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
        3.6    Attorneys' Fees..............................................................11
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                                      ii.
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                          REGISTRATION RIGHTS AGREEMENT


        This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of May 4, 1999 by and between PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation ("PacifiCare"), and UNIHEALTH FOUNDATION, a California nonprofit public benefit corporation ("UniHealth").

1. INTRODUCTION. UniHealth and PacifiCare have entered into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") providing for the repurchase by PacifiCare of up to an aggregate of 5,909,500 shares of common stock of PacifiCare held by UniHealth (the "UniHealth Shares") on the terms and conditions set forth therein. In connection with the execution of the Stock Purchase Agreement, PacifiCare has agreed to (i) file a shelf registration statement to enable UniHealth to sell any UniHealth Shares which may be released from PacifiCare's repurchase obligation pursuant to the terms set forth in Sections 8.5 and 9.2 of the Stock Purchase Agreement (the "Released Shares") and any of the 285,000 shares of Class B Common Stock owned by UniHealth and the shares of PacifiCare Common Stock to be exchanged for such shares of Class B Common Stock following the Approval ("Class B Shares"), and (ii) reasonably cooperate with UniHealth if UniHealth desires to sell any Released Shares or Class B Shares it continues to own after February 15, 2001 (the "Remaining Released Shares") through an underwritten offering. For purposes of this Agreement, each of UniHealth Shares, Released Shares, Class B Shares and Remaining Released Shares shall include any shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of, such UniHealth Shares, Released Shares, Class B Shares and Remaining Released Shares, as applicable. Certain capitalized terms used in this Agreement are defined in Section 3.3.

2.      REGISTRATION UNDER SECURITIES ACT.

        2.1    SHELF REGISTRATION.

               (a) REGISTRATION. Within thirty (30) days following the date of the Approval, PacifiCare shall prepare and file with the Securities and Exchange Commission a shelf registration statement on Form S-3 (or any successor form thereto) with respect to the resale of UniHealth Shares that are not purchased by PacifiCare at the Initial Closing and the Class B Shares (including or incorporating by reference such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) (the "Shelf Registration Statement") and use its reasonable efforts to cause the Shelf Registration Statement to become and remain effective.

               (b) SHARES ELIGIBLE FOR SALE. The shares eligible for sale under the registration pursuant to this Section 2.1 shall be limited to the Released Shares.

               (c) NOTICE OF SALE. UniHealth shall provide PacifiCare with written notice of any proposed sales to be made under the Shelf Registration Statement pursuant to this Section 2.1 (the "Notice") at least ten (10) days prior to any such proposed sale. The Notice shall



                                       1.

describe the nature of the shares proposed to be sold in sufficient detail to establish that such shares are Released Shares.

               (d) EXPENSES. PacifiCare will pay all Authorized Registration Expenses in connection with the registration pursuant to this Section 2.1, including the Underwritten Offering pursuant to Section 2.2. UniHealth will pay all Excluded Registration Expenses in connection with the registration pursuant to this Section 2.1.

               (e) NO UNDERWRITERS. Until the Final Closing under the Stock Purchase Agreement, UniHealth will not retain an underwriter in connection with any proposed sale under the Shelf Registration Statement.

        2.2    REQUEST FOR UNDERWRITTEN OFFERING.

               (a) REQUEST. Subject to the conditions of this Section 2.2 and the other terms and conditions of this Agreement, during the one year period commencing on February 15, 2001, and ending on February 14, 2002, upon the written request of UniHealth for an underwritten offering under the Shelf Registration Statement for all Remaining Released Shares ("Underwritten Offering"), PacifiCare shall reasonably cooperate in one Underwritten Offering, provided that PacifiCare shall not be obligated to maintain the effectiveness of any prospectus for the Underwritten Offering for more than ninety (90) days, and provided further that PacifiCare shall have no obligation to participate in an Underwritten Offering if the market value of the Remaining Released Shares if less than $25,000,000.

               (b) SELECTION OF UNDERWRITERS. If UniHealth elects an Underwritten Offering pursuant to Section 2.2(a), UniHealth shall select and obtain the investment banker or investment bankers and manager or managers that will administer the offering, provided that such selection shall be subject to PacifiCare's approval, which approval shall not unreasonably be withheld.

        2.3    REGISTRATION PROCEDURES.

               (a) PROCEDURES. If and whenever PacifiCare is required by the provisions of this Agreement to use all reasonable efforts to effect or cause the registration of any Released Shares or Class B Shares (including the Remaining Released Shares) under the Securities Act or the sale of any Released Shares or Class B Shares registered on the Shelf Registration Statement as provided in this Agreement, PacifiCare shall, as expeditiously as possible:

                      (i) prepare and file with the Securities and Exchange Commission the Shelf Registration Statement on Form S-3 (or any successor form thereto) with respect to resale on a continuous basis of such Released Shares or Class B Shares (including or incorporating by reference such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder in order to maintain its effectiveness) and use its reasonable efforts to cause such registration statement to become and remain effective, provided that before filing such registration statement or any amendment or supplement thereto, PacifiCare will furnish to the counsel selected by UniHealth copies of all such documents proposed to be filed for review and comment;



                                       2.

                      (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of the Shelf Registration Statement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until (i) if no Underwritten Offering is requested under Section 2.2(a), on February 14, 2002, and (ii) if UniHealth elects an Underwritten Offering, until the earlier to occur of the completion of the offering pursuant to such prospectus and the expiration of ninety (90) days after the final prospectus for the Underwritten Offering becomes effective;

                      (iii) furnish to UniHealth and each underwriter, if any, such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus and supplements thereto included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as UniHealth or any underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Released Shares or Class B Shares;

                      (iv) use all reasonable efforts to register or qualify all UniHealth Shares and Class B Shares covered by such registration statement under such other state securities laws or blue sky laws of such United States jurisdictions as UniHealth or any underwriter, if any, shall reasonably request, to keep such registrations or qualifications in effect for so long as the registration statement filed under the Securities Act remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable UniHealth and such underwriter, if any, to consummate the disposition in such jurisdictions of such Released Shares or Class B Shares, provided, however, that PacifiCare shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                      (v) notify UniHealth, at any time when a prospectus relating to the UniHealth Shares and Class B Shares is required to be delivered under the Securities Act, of PacifiCare's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to UniHealth and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Released Shares or Class B Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                      (vi) advise UniHealth, promptly after it receives notice thereof, of the time when such registration statement or any amendment thereto has become effective or any related prospectus or any supplement to such prospectus or any amendment to such prospectus has been filed, of the issuance by the Securities and Exchange Commission of any stop order or



                                       3.

of any order preventing or suspending the use of any related preliminary prospectus or prospectus, of the suspension of the qualification of such Released Shares or Class B Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Securities and Exchange Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any such preliminary prospectus or prospectus or suspending any such qualification, to use promptly all reasonable efforts to obtain withdrawal of such order;

                      (vii) file promptly all documents required to be filed with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the time such registration statement becomes effective and during any period when any related prospectus is required to be delivered;

                      (viii) otherwise use all reasonable efforts to comply with all applicable provisions of the Securities Act and all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

                      (ix) in connection with the Underwritten Offering pursuant to Section 2.2 hereof, furnish, at the request of UniHealth on the date such securities are delivered to the underwriters for sale pursuant to such registration (i) an opinion, dated such date, of counsel representing PacifiCare for purposes of such registration, addressed to the underwriters, covering such legal matters with respect to such registration as UniHealth may reasonably request and are customarily included in such an opinion, and (ii) letters, dated the effective date of the amendment to the registration statement containing the prospectus for the Underwritten Offering and the date such securities are delivered to the underwriters for sale pursuant to such registration, from the independent certified public accountants of PacifiCare, addressed to the underwriters and to UniHealth covering such financial, statistical and accounting matters with respect to such registration as UniHealth may reasonably request and are customarily included in such letters; and

                      (x) in connection with the Underwritten Offering pursuant to Section 2.2 hereof, at the request of UniHealth, cause its executive officers to reasonably participate in a roadshow for the Underwritten Offering; provided that the roadshow is scheduled, with the reasonable prior consent of PacifiCare, so as not to disrupt the normal business operations and existing scheduled events of PacifiCare or its affected executive officers.

Upon receipt of any notice from PacifiCare of the occurrence of any event of the kind described in clause (vi) of this Section 2.3(a), UniHealth will forthwith discontinue UniHealth's disposition of Released Shares or Class B Shares pursuant to the registration statement covering such Released Shares or Class B Shares until UniHealth's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 2.3(a) and, if so directed by PacifiCare, will deliver to PacifiCare all copies, other than permanent file copies, then in UniHealth's possession of the prospectus covering such Released Shares or Class B Shares current at the time of receipt of such notice. In the event Pacificare shall give any such notice,



                                       4.

the period mentioned in clause (ii) of this Section 2.3(a) shall be extended by the length of the period from and including the date when PacifiCare shall have given such notice to and including the date when UniHealth shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 2.3(a).

               (b) INFORMATION CONCERNING DISTRIBUTION. As a condition to filing or effecting the Shelf Registration Statement pursuant to Section 2.1 or amending the Shelf Registration Statement for an Underwritten Offering, PacifiCare may require UniHealth to furnish PacifiCare such information regarding UniHealth and the distribution of such securities as PacifiCare may reasonably request in writing for inclusion in the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission or in connection with any registration, qualification, compliance or filing for an exemption under state securities laws.

               (c) OTHER REGISTRATION RIGHTS. PacifiCare represents and warrants to UniHealth that, as of the date of this Agreement, it has not agreed to register any securities of PacifiCare under the Securities Act or the laws of any other jurisdiction pursuant to registration rights which conflict with those granted pursuant to this Agreement.

               (d) SUSPENSION OF EFFECTIVENESS OF REGISTRATION STATEMENT. Notwithstanding any other provision of this Agreement, following the effectiveness of the Shelf Registration Statement hereunder, PacifiCare may, at any time, suspend the effectiveness of the registration statement for up to no longer forty-five (45) days, as appropriate (a "Suspension Period"), by giving notice to UniHealth that in the good faith judgment of the Board of Directors of PacifiCare, it would be seriously detrimental to PacifiCare and its stockholders to disclose any previously undisclosed material corporate development that would be required to be disclosed if the registration statement is not suspended. PacifiCare will use its best efforts to minimize the length of any Suspension Period. UniHealth agrees that, upon receipt of any notice from PacifiCare of a Suspension Period, UniHealth will not sell any Released Shares or Class B Shares until (i) UniHealth is advised in writing by PacifiCare that the use of the applicable prospectus may be resumed, (ii) UniHealth has received copies of any additional supplemental or amended prospectus, if applicable, and (iii) UniHealth has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

        2.4    INDEMNIFICATION AND CONTRIBUTION.

               (a) INDEMNIFICATION BY PACIFICARE. With respect to the Shelf Registration Statement and any amendment or supplement thereto, to the extent permitted by law, PacifiCare will indemnify and hold harmless UniHealth, its directors, officers, employees and agents, each other Person who participates as an underwriter in the offering or sale of such Released Shares or Class B Shares and each other Person, if any, who controls UniHealth or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (whether arising out of a claim of a party hereto, a third party or otherwise), to which UniHealth or any such director or officer or underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or



                                       5.

 threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus, final prospectus, summary prospectus, notification or offering circular contained therein or otherwise used or approved for use by PacifiCare in the offering pursuant thereto, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and PacifiCare will reimburse UniHealth and each such director, officer, employee, agent, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding or successfully enforcing the provisions hereof; provided, however, that (i) PacifiCare shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, notification, offering circular, amendment or supplement in reliance upon and in conformity with information furnished to PacifiCare in writing by UniHealth or, if the Person seeking indemnification is an underwriter, by such underwriters, in either case expressly for use therein, and (ii) the provisions of this Section 2.4(a) shall not inure to the benefit of any underwriter (or any Person controlling such underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of securities to any Person if such underwriter failed to send or give a copy of the related prospectus, as the same may be then amended or supplemented, to such Person within the time required by the Securities Act. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of UniHealth or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such securities by UniHealth.

               (b) INDEMNIFICATION BY UNIHEALTH. PacifiCare may require, as a condition to including any Released Shares or Class B Shares in the Shelf Registration Statement or amending the Shelf Registration Statement for the Underwritten Offering, that PacifiCare shall have received an undertaking satisfactory to it from UniHealth, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.4(a) hereof) PacifiCare, each director of PacifiCare (or each person performing a similar function), each officer of PacifiCare (or each person performing a similar function), each employee and agent of PacifiCare and each other Person, if any, who controls PacifiCare within the meaning of the Securities Act, each Person who participates as an underwriter in the offering or sale of such Released Shares or Class B Shares and each other Person, if any, who controls such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus, summary prospectus, notification or offering circular contained therein, or any amendment or supplement thereto, if and to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to PacifiCare in writing by UniHealth expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, no such undertaking shall apply to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Released Shares or Class B Shares concerned to



                                       6.

such Person if it is determined that it was the responsibility of PacifiCare to provide such Person with such current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense; and provided, further, that the maximum obligation of UniHealth pursuant to any such undertaking shall be limited to an amount equal to the aggregate sales price of the Released Shares and Class B Shares sold pursuant thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PacifiCare or any such director, officer, employee, agent or controlling person and shall survive the transfer of such securities by UniHealth.

               (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.4(a) or 2.4(b) hereof, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.4(a) or 2.4(b) hereof except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof (unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the counsel chosen by such indemnifying party is not reasonably satisfactory to such indemnified party or the indemnifying party does not in fact assume such defense), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation or enforcement. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party (which shall not be unreasonably withheld) if it does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect of such claim or litigation without any payment or consideration provided by such indemnified party other than a payment or consideration as to which such indemnified party is concurrently indemnified by an equal payment to such indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party (which shall not be unreasonably withheld).

               (d) CONTRIBUTION. If the indemnification provided for in Section 2.4(a) or 2.4(b) hereof is unavailable to a party that would have been an indemnified party under such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other



                                       7.

 in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof); provided, however, that the liability of UniHealth shall be limited to an amount equal to the aggregate sales price under the Shelf Registration Statement of the Released Shares and Class B Shares. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. PacifiCare and UniHealth agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 2.4(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in Section 2.4(d) hereof if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) and of successfully enforcing the provisions hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) OTHER INDEMNIFICATION AND CONTRIBUTION. Indemnification and contribution similar to that specified in Sections 2.4(a), 2.4(b), 2.4(c) and 2.4(d) hereof (with appropriate modifications) shall be given by PacifiCare and UniHealth with respect to any required registration or other qualification of such Released Shares or Class B Shares under any federal or state law or regulation of any governmental authority, other than the Securities Act.

               (f) PAYMENTS. The indemnification and contribution required by this Section 2.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3.      GENERAL.

        3.1 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of PacifiCare and UniHealth.

        3.2 NOTICES. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a telex or telecopy by receipt of the correct answerback or other communication) or (y) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the mails, postage prepaid and registered or certified: (a) if to UniHealth, at its registered address as set forth in the register kept by PacifiCare, (b) if to PacifiCare, to the attention of the Chief Executive Officer at 3120 Lake Center Drive, Santa Ana, California 92704-6917, or at such



                                       8.

other address as PacifiCare shall have furnished to each holder of Released Shares or Class B Shares at the time outstanding.

        3.3 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following respective meanings:

        "AFFILIATE" has the meaning set forth in Rule 405 under the Securities Act.

        "APPROVAL" has the meaning set forth in the Recitals to the Stock Purchase Agreement.

        "AUTHORIZED REGISTRATION EXPENSES" means all expenses incident to PacifiCare's performance of or compliance with Section 2.1 hereof, including all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all expenses of formatting for electronic submission to the Securities and Exchange Commission, messenger and delivery expenses, the fees and disbursements of counsel for PacifiCare and of its independent public accountants, provided that, in any case where any registration expenses are not to be borne by PacifiCare, such expenses shall not include salaries or fringe benefits of PacifiCare personnel or general overhead expenses of PacifiCare, and shall not include premiums or other expenses relating to liability insurance required by underwriters or PacifiCare, or other expenses for the preparation of financial statements or other data normally prepared by PacifiCare in the ordinary course of its business or which PacifiCare would have incurred in any event.

        "CLASS B SHARES" has the meaning set forth in Section 1 of this Agreement.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be amended from time to time.

        "EXCLUDED REGISTRATION EXPENSES" means all expenses, fees and disbursements of counsel retained by UniHealth, all expenses, fees and disbursements of any underwriters, any printing costs incurred at the election of UniHealth, all accounting fees incurred in connection with any comfort letter for the Underwritten Offering, if any, and all other expenses, fees and disbursements incident to any registration either initiated or effected pursuant to this Agreement which are not explicitly included as Authorized Registration Expenses.

        "INITIAL CLOSING" has the meaning set forth in Section 1 of the Stock Purchase Agreement.

        "NASD" means the National Association of Securities Dealers, Inc.

        "PACIFICARE" has the meaning set forth in the Preamble to this Agreement.

        "PERSON" means a corporation, an association, a partnership, an organization, a trust, a business, an individual, a government or political subdivision thereof, a governmental agency or any other entity.

        "RELEASED SHARES" has the meaning set forth in Section 1 of this Agreement.



                                       9.

        "REMAINING RELEASED SHARES" has the meaning set forth in Section 1 of this Agreement.

        "SECURITIES ACT" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be amended from time to time.

        "SECURITIES AND EXCHANGE COMMISSION" means the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

        "STOCK PURCHASE AGREEMENT" has the meaning set forth in Section 1 of this Agreement.

        "UNIHEALTH" has the meaning set forth in the Preamble to this Agreement.

        "UNIHEALTH SHARES" has the meaning set forth in Section 1 of this Agreement.

        3.4 MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the holders from time to time of Released Shares and Class B Shares, whether so expressed or not. This Agreement embodies the entire agreement and understanding between PacifiCare and UniHealth and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the domestic substantive laws of the State of California, without reference to any choice or conflict of laws principles which could cause the application of the domestic substantive laws of any other jurisdiction. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        3.5 ARBITRATION. A party asserting the existence of any dispute or controversy arising out of or in connection with this Agreement (a "Dispute"), including any Dispute relating to the existence, materiality or cure of a claimed material breach, shall notify the other parties to this Agreement in writing of the existence and subject matter of the Dispute. For a thirty (30) day period following such notification, the parties shall meet and negotiate in good faith to attempt the resolve the Dispute and shall escalate the Dispute to the respective Chief Executive Officers of the parties if resolution is not made within the first fifteen (15) days. If such efforts do not resolve the Dispute within such thirty (30) day period, the Dispute shall be referred to and finally resolved by arbitration under the rules of the American Arbitration Association, and except for proceedings commenced to enforce an arbitration award, each party hereby irrevocably waives its right to commence any proceeding in any court with respect to any matter arising under this Agreement. The tribunal shall consist of a sole arbitrator appointed jointly by the parties. In the case of the parties failing to choose a sole arbitrator, the tribunal shall consist of three arbitrators, two of whom shall be appointed by the respective parties and the third arbitrator shall be appointed jointly by the first two. The place of arbitration shall be Orange County, California or such other location as the parties shall agree. The language of the arbitration shall be English. No arbitrator shall be an Affiliate, employee, officer or director of either party or of their respective Affiliates, nor shall any Arbitrator have any interest that would be affected in any material respect by the outcome of the Dispute. The decision of the sole arbitrator or of a



                                      10.

majority of the arbitrators, where applicable, shall be final and binding on the parties and their respective successors and assigns. The decision shall not be subject to appeal or judicial review except in circumstances of fraud. The prevailing party in any such arbitration shall be entitled to recover reasonable fees of attorneys and other professionals in addition to all court costs and arbitrator's fees which that party may incur as a result. Judgment upon the award granted by the arbitrator(s) may be entered in any court having jurisdiction over the relevant party or its assets.

        3.6 ATTORNEYS' FEES. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such action, in addition to any other relief to which such party shall be entitled.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                      11.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.


                                        PACIFICARE HEALTH SYSTEMS, INC.,
                                        a Delaware corporation



                                        By: ____________________________________
                                             Alan Hoops
                                             Chairman of the Board & Chief
                                             Executive Officer



                                        UNIHEALTH FOUNDATION,
                                        a California nonprofit public benefit
                                        corporation



                                        By: ____________________________________
                                             David R. Carpenter
                                             Chairman of the Board



               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]